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                                                                    EXHIBIT 4.5
                             STOCK OPTION AGREEMENT


                  AGREEMENT, made as of June 23, 1995 between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation (the "Company"), and
Scot A. Rosenblum ("Rosenblum").

                  WHEREAS, on June 23, 1995, the Board of Directors of the Company authorized the grant to Rosenblum of an option to purchase an aggregate of 50,000 of the authorized but unissued shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), on the terms and conditions set forth in this Agreement; and

                  WHEREAS, Rosenblum desires to acquire said option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. The Company hereby grants to Rosenblum the right and option (the "Option") to purchase all or any part of an aggregate of 50,000 shares of the Common Stock on the terms and conditions set forth herein (the "Option Shares"). The Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended.

                  2. The Option shall be exercisable as to 16,667 Option Shares on June 23 in each of 1996 and 1997, and 16,666 Option Shares on June 23, 1998. The Option Shares may be purchased at an exercise price of $5.75 per share. After a portion of the Option becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on June 23, 2005 (the "Exercise Period").

                  3. (a) If Rosenblum's employment is terminated by the Company without cause, the portion of the Option, if any, that was exercisable as of the date of termination of employment may be exercised for a period of six months from the termination of employment or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination of employment shall immediately terminate upon the termination of employment.

                           (b)      If  Rosenblum's  employment  is  terminated
for any reason other than death, disability, termination by the Company without cause or by the Company for cause, then the Option exercisable as of the date of termination may thereafter be exercised by Rosenblum for a period of three months from the date of termination or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination shall immediately terminate.

                           (c)      In the event  Rosenblum's  employment  is
terminated by the Company for cause, the Company also may require Rosenblum to return to the Company the economic value of any Option Shares purchased under this Agreement by Rosenblum within the six month period prior to the date of termination. In such event, Rosenblum shall remit to the Company in cash the amount equal to the difference between the Fair Market Value (as defined in Section 12 of this Agreement) of the Option Shares on the date of termination (or the sales price of the Option Shares sold during the six-month period) and the Exercise Price of the Option Shares.

                           (d)      Upon  Rosenblum's  death,  the  portion,
if any, of the Option that was exercisable as of the date of death may thereafter be exercised by Rosenblum's legal representative or legatee under the will of Rosenblum for a period of one year from the date of death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately terminate upon Rosenblum's death.

                           (e)       If Rosenblum's  employment by the Company
terminates by reason of Rosenblum's disability, the portion, if any, of the Option that was exercisable as of the date of termination of employment may thereafter be exercised by Rosenblum or his guardian or legal representative for a period of one year from the date of termination of employment or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination of employment shall immediately terminate upon the termination of employment. For the purposes of this Agreement, disability shall mean Rosenblum's incapacity by illness or other disability from performing his usual employment obligations for a period in excess of 240 days (whether or not consecutive) or 120 days consecutively, as the case may be, during any twelve month period.

                  4. The Option shall not be assignable or transferable  except,

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in the event of the death of  Rosenblum,  by will or by the laws of descent  and distribution. No transfer of the Option by Rosenblum by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  5. The Company shall promptly issue certificates for any Option Shares purchased hereunder. Rosenblum shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                  6. In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company, equitable proportionate adjustments shall be made by the Company in the number and kind of shares covered by the Option and in the option price thereunder.

                  7. The Company hereby represents and warrants to Rosenblum that the Option Shares, when issued and delivered by the Company to Rosenblum in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  8. Rosenblum hereby represents and warrants to the Company that Rosenblum is acquiring the Option and shall acquire the Option Shares for Rosenblum's own account and not with a view to the distribution thereof.

                  9. Anything in this Agreement to the contrary notwithstanding, Rosenblum hereby agrees that Rosenblum shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by Rosenblum without registration under the Securities Act of 1933 (the "Act"), or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) Rosenblum has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  10.      Rosenblum hereby acknowledges that:

                           (a)      All  reports  and  documents  required  to
be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last 12 months have been made available to Rosenblum for inspection.

                           (b)      If Rosenblum  exercises  the Option,
Rosenblum must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act and cannot be sold by Rosenblum unless they are registered under the Act or an exemption therefrom is available.

                           (c)      In  Rosenblum's  position  with  the
Company,   Rosenblum  has  had  both  the opportunity  to ask  questions  of and receive answers from the officers of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

                           (d)      The Company  shall place stop transfer
orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom.

                           (e)      The certificates evidencing the Option
Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                  11. Notwithstanding the foregoing, upon a "change in control" of the Company as defined below, the Option shall be accelerated and be immediately exercisable as to all the Option Shares under this Option and remain exercisable until the close of business on the date immediately preceding the

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tenth anniversary of the date hereof. For purposes of this Agreement,  a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Jonathan Steinberg or Saul Steinberg, becomes the "beneficial owner," as defined below, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at elections of directors ("Voting Securities"), or (b) individuals who constitute the Board on the date of this Agreement ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of either the beneficial ownership (or sale) by Rosenblum, or with members of Rosenblum's immediate family, of 40% or more of the Voting Securities or any transaction which results in Rosenblum, or a group of persons which includes Rosenblum, acquiring (or selling) 40% or more of either the voting power of the Company's Voting Securities or other voting securities of any corporation which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise.

                  For purposes of this Agreement, "beneficial owner" shall be as defined in Rule 13d-3 under the Exchange Act, except that the provisions of Rule 13d-3(d)(2), which exclude certain persons from the Rule, shall not exclude those persons from being deemed beneficial owners for purposes of this Agreement.

                  12. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of the Company; provided, however, that, at the election of Rosenblum, the purchase price for any or all of the Option Shares to be acquired may be paid by: (i) the surrender of shares of Common Stock of the Company held by or for the account of Rosenblum with a fair market value equal to the purchase price multiplied by the number of Option Shares to be purchased, or (ii) the surrender of any exercisable but unexercised portion of the Option having a fair market value equal to the purchase price multiplied by the number of Option Shares to be purchased. In either case, the fair market value of the surrendered shares or options shall be determined as of the date of exercise as follows: "Fair market value" of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The "fair market value" of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option.

                  13. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or three days after being mailed, as the case may be.

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                  14.      The waiver by any party  hereto of a breach of any
provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

                  16. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                  17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

INDIVIDUAL INVESTOR GROUP, INC.         Address: 333 Seventh Avenue, Fifth Floor
                                                 New York, New York  10001

/s/ Jonathan L. Steinberg
---------------------------------
Jonathan L. Steinberg, Chairman of
the Board and Chief Executive Officer


/s/ Scot A. Rosenblum                   Address: 55 West 84th Street, Apt. #6
------------------------------                   New York, New York  10024
    SCOT A. ROSENBLUM

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